UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/08/2006

SCANSOURCE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26926

SC	57-0965380
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of principal executive offices, including zip code)

864-288-2432
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The fourth paragraph of Item 8.01 of this report is incorporated by reference in this Item 1.01.

Item 1.02.    Termination of a Material Definitive Agreement

The third paragraph of Item 8.01 of this report is incorporated by reference to this Item 1.02.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The third paragraph of Item 8.01 of this report is incorporated by reference in this item 5.02.

Item 8.01.    Other Events

On November 9, 2006, ScanSource, Inc. (the "Company") filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 with respect to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the "Form 10-Q") reporting that it is unable to file the Form 10-Q by November 9, 2006, the prescribed due date.

As previously announced, the Company's Board of Directors has appointed a Special Committee, consisting entirely of independent directors, to conduct a review of the Company's stock option grant practices and related accounting issues from the time of its initial public offering in 1994 to the present. The Special Committee is assisted in its review by independent legal counsel and advisors. The review of the Special Committee is ongoing. The Company does not expect to be able to file the Form 10-Q until the review by the Special Committee is complete. The Company is voluntarily providing information to the Securities and Exchange Commission and the Department of Justice in connection with the Special Committee's review.

On November 8, 2006, the Company accepted the resignation, effective immediately of Jeffery A. Bryson, Executive Vice President, Administration & Investor Relations, as an officer and employee of the Company. Accordingly, his October 12, 2006 employment agreement has been terminated, except with respect to any provisions that, by their terms, relate to the period following termination by the employee. Prior to his resignation, Mr. Bryson's counsel had informed the Special Committee's independent legal counsel that Mr. Bryson declined to be interviewed by the independent legal counsel as a part of the Special Committee's review.

Also as of November 9, 2006, the Company obtained waivers for a period of ninety days under its Amended and Restated Credit Agreement dated as of July 16, 2004, as amended, with respect to the delivery of certain quarterly information and documentation to its lenders, to the extent impacted by the pending review of the Special Committee.

A copy of the Company's press release dated November 9, 2006 is attached hereto as Exhibit 99.1.

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements, including, but not limited to, the timing and outcome of the review being conducted by the Special Committee of the Company's Board of Directors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

      99.1 Press Release issued November 9, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANSOURCE INC

Date: November 09, 2006	By:	/s/ Richard P. Cleys
Richard P. Cleys
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued November 9, 2006.